   EXHIBIT 99

TRIBUNE REPORTS 2003 THIRD QUARTER RESULTS

CHICAGO, October 16, 2003—Tribune Company (NYSE: TRB) today reported third quarter 2003 diluted earnings per share (EPS) of $.53 compared with $.71 in the third quarter of 2002. The 2003 and 2002 third quarter results included a net non-operating gain of $.05 per diluted share and $.25 per diluted share, respectively.

Tribune presents earnings per share amounts on a generally accepted accounting principles (“GAAP”) basis only. This differs from the pro forma earnings per share amounts supplied by broker analysts to databases such as First Call.

“Despite a challenging advertising environment in the third quarter, Tribune achieved solid revenue growth in both our newspaper and television businesses,” said Dennis FitzSimons, Tribune’s President and CEO. “Tribune has generated more than $1.1 billion of operating cash flow year-to-date and is on track to reach $1.6 billion for the full year. In the fourth quarter, we expect revenues to grow and expenses to be flat, setting the stage for a strong 2004.”

THIRD QUARTER 2003 RESULTS1

CONSOLIDATED

Tribune’s 2003 third quarter operating revenues increased 3.4 percent to $1.39 billion from $1.34 billion in the 2002 third quarter. Consolidated cash operating expenses increased $52 million, or 5.5 percent, in the third quarter of 2003 primarily due to: a lower pension credit; higher newsprint expenses; the impact of the KPLR-TV, St. Louis and KWBP-TV, Portland, Ore. acquisitions; and higher cash operating expenses for the Chicago Cubs. Operating cash flow was down 2.0 percent to $370 million, compared with $378 million in the third quarter of 2002. Tribune’s operating profit decreased 2.5 percent to $314 million, compared with $322 million in 2002. Equity income was $1 million in the third quarter of 2003, compared with a loss of $28 million in the third quarter of 2002.

PUBLISHING

Publishing’s third quarter operating revenues were $966 million, up 2.0 percent from last year’s third quarter. Publishing cash operating expenses rose by 3.6 percent. Publishing operating cash flow was $236 million, a 2.5 percent decrease from $243 million in 2002. Publishing operating profit decreased 3.3 percent to $193 million, down from $199 million in 2002.

1 “Operating profit” for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. “Operating cash flow” is defined as operating profit before depreciation and amortization. “Cash operating expenses” are defined as operating expenses before depreciation and amortization. Tables accompanying this release include a reconciliation of operating profit to operating cash flow and operating expenses to cash operating expenses.

     Management Discussion
o	Retail, national and classified advertising revenues discussed below include both print and interactive revenues for 2003 and 2002.

o

Retail advertising revenues rose by 2 percent for the quarter. Preprint revenues increased 5 percent, led by an 11 percent increase in Chicago. Preprint revenues in Los Angeles were up 6 percent, while New York was down 2 percent. Increases in furniture/home furnishing, food and hardware were partially offset by a decline in electronics and department stores.

o	National advertising was up 6 percent for the quarter with increases in the hi-tech, financial, auto manufacturers and movies/entertainment categories.

o

Classified advertising was up slightly for the quarter. Auto increased 3 percent and real estate was up 10 percent. Help wanted revenues for the group were down 7 percent; Chicago fell 14 percent; Los Angeles was off 5 percent; and New York was down 4 percent.

o	Interactive revenues were $25 million, up 24 percent, due to strength in classified and banner and sponsorship advertising.

o

Cash operating expenses increased 3.6 percent from third quarter 2002, due primarily to higher newsprint prices and a lower pension credit. Newsprint and ink expense was 9 percent higher than 2002 as newsprint cost per ton was up 8 percent and consumption increased 1 percent.

o	In third quarter 2003, publishing’s operating cash flow margin was 24.5 percent.

o

CareerBuilder announced partnerships with AOL and MSN, replacing Monster as the exclusive job listings provider at the end of this year. This will bring CareerBuilder’s reach to well over 10 million users each month.

BROADCASTING AND ENTERTAINMENT

Broadcasting and Entertainment’s third quarter operating revenues increased 6.5 percent to $419 million, up from $394 million in 2002. Operating cash flow was $145 million, down 1.7 percent from $148 million in 2002. Operating profit decreased 2.1 percent to $134 million from $137 million last year.

Television's third quarter revenues increased 5.4 percent to $327 million, up from $310 million in 2002. Television cash operating expenses rose 9.7 percent from last year. Television operating cash flow was down slightly and operating profit decreased 1 percent.

Radio/Entertainment’s third quarter revenues increased 10.7 percent to $93 million, up from $84 million in 2002 due to the Chicago Cubs. Radio/Entertainment cash operating expenses rose 15.9 percent from last year primarily due to higher player compensation for the Chicago Cubs and increased program costs at Tribune Entertainment. Radio/Entertainment operating cash flow was down 11 percent and operating profit decreased 12 percent.

     Management Discussion
o	Television results excluding acquisitions:
o	Television revenues increased 2 percent in the quarter.
o	Television cash operating expenses were up 6 percent compared with last year primarily due to increased broadcast rights amortization and higher compensation and benefits expense.
o	In third quarter 2003, television’s operating cash flow margin was 40.2 percent.

EQUITY RESULTS

Equity income was $1 million in the third quarter of 2003, compared with a loss of $28 million in the third quarter of 2002. The third quarter 2002 losses reflected the Company’s $18 million share of CareerBuilder’s one-time tax charge resulting from its conversion to a Limited Liability Company in September 2002. The third quarter of 2003 also reflects the recognition of equity income from TV Food Network and improvements at the WB Network.

NON-OPERATING ITEMS

In the 2003 third quarter, Tribune recorded a net after-tax non-operating gain of $19 million, or $.05 per diluted share, primarily from marking-to-market the Company’s PHONES derivatives and related Time Warner investment. In the 2002 third quarter, Tribune recorded a net after-tax non-operating gain of $82 million, or $.25 per diluted share, primarily from the divestiture of two Denver radio stations, KOSI-FM and KEZW-AM, which were exchanged for the assets of two television stations, WTTV-TV, Indianapolis, and its satellite station WTTK-TV, Kokomo, Indiana, and from marking-to-market the Company’s PHONES derivatives and related Time Warner investment.

ADDITIONAL FINANCIAL DETAILS

Corporate expenses for the 2003 third quarter decreased 10 percent to $12 million from $13 million in the third quarter of 2002 mainly due to lower management bonus expense.

Net interest expense for the 2003 third quarter decreased to $48 million, down 5 percent from $50 million in the third quarter 2002. The decrease was primarily due to a reduction in outstanding debt, including the LYONs redemption in June 2003. Debt at the end of the 2003 third quarter, excluding the PHONES, was just above $2.2 billion compared with $2.75 billion at the end of 2002.

The effective tax rate in the 2003 third quarter was 38.8 percent, compared with a rate of 36.5 percent in the third quarter of 2002. In the third quarter of 2002, the Company reduced its state income tax expense and liabilities by a total of $9 million, net of federal taxes, as a result of favorably resolving certain state income tax issues.

Capital expenditures were about $42 million in the third quarter of 2003.

OUTLOOK

The Company anticipates that its fourth quarter diluted earnings per share will be within the range of current Wall Street analyst estimates. This assumes that the economy continues to rebound and non-operating items for the fourth quarter are not material. Fourth quarter 2003 consolidated operating expenses should be flat compared to 2002 due to lower expenses for management bonuses and broadcast rights amortization in 2003.

WEBCAST OF CONFERENCE CALL

Today at 8 a.m. (CDT), a live Webcast of the 2003 third quarter conference call will be accessible through www.tribune.com and www.ccbn.com. An archive of the Webcast will be available on these sites from October 16 through October 23. More information about Tribune is available at www.tribune.com or by calling 800/757-1694.

TRIBUNE (NYSE: TRB) is one of the country’s premier media companies, operating businesses in broadcasting and publishing. It reaches more than 80 percent of U.S. households and is the only media organization with television stations, newspapers and Web sites in the nation’s top three markets. In publishing, Tribune operates 13 leading daily newspapers including the Los Angeles Times, Chicago Tribune, Newsday and Spanish-language Hoy, plus a wide range of targeted publications. The company’s broadcasting group operates 26 television stations; Superstation WGN on national cable; WGN-AM in Chicago; and the Chicago Cubs baseball team. Popular news and information Web sites complement Tribune’s print and broadcast properties and extend the Company’s nationwide audience.

This press release contains certain comments or forward-looking statements that are based largely on the Company’s current expectations and are subject to certain risks, trends and uncertainties. Such comments and statements should be understood in the context of Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report and quarterly 10-Q report, which contain a discussion of various factors that may affect the company’s business. These factors could cause actual future performance to differ materially from current expectations. Tribune Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the Securities and Exchange Commission through a Form 8-K.

MEDIA CONTACT: Gary Weitman 312/222-3394 (Office) 312/222-1573 (Fax) gweitman@tribune.com	INVESTOR CONTACT: Ruthellyn Musil 312/222-3787 (Office) 312/222-1573 (Fax) rmusil@tribune.com

TRIBUNE COMPANY
THIRD QUARTER RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	THIRD QUARTER (A)
	2003	2002	% Change
OPERATING REVENUES	$ 1,385,523	$ 1,340,494	3.4
OPERATING EXPENSES	1,071,360	1,018,304	5.2

OPERATING PROFIT (B)	314,163	322,190	(2.5)

Net Income (Loss) on Equity Investments	811	(27,595)	NM
Interest Income	1,093	2,255	(51.5)
Interest Expense	(48,675)	(52,367)	(7.1)
Non-Operating Items (C)	30,659	128,528	(76.1)

Income Before Income Taxes	298,051	373,011	(20.1)

Income Taxes	(115,739)	(136,206)	(15.0)

NET INCOME	182,312	236,805	(23.0)

Preferred Dividends, net of tax	(6,114)	(6,351)	(3.7)

Net Income Attributable to Common Shares	$ 176,198	$ 230,454	(23.5)

EARNINGS PER SHARE
Basic	$ .56	$ .76	(26.3)

Diluted (D)	$ .53	$ .71	(25.4)

DIVIDENDS PER COMMON SHARE	$ .11	$ .11	–

Weighted Average Common Shares Outstanding (E)	313,080	302,343	3.6

(A)	2003 third quarter: June 30, 2003 to Sept. 28, 2003. (13 weeks) 2002 third quarter: July 1, 2002 to Sept. 29, 2002. (13 weeks)

(B)	Operating profit excludes interest income and expense, equity earnings and losses, non-operating items and income taxes.

(C)	The third quarter of 2003 included the following non-operating items:
	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Gain on derivatives and related investments (1)	$ 24,720	$ 15,129	$ .04
Loss on sales of subsidiaries and investments, net	(199)	(122)	–
Loss on investment write-downs	(4,707)	(2,881)	(.01)
Other non-operating gain	10,845	6,623.02

Total non-operating items	$ 30,659	$ 18,749	$ .05

The third quarter of 2002 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Gain on derivatives and related investments (1)	$ 23,496	$ 14,379	$ .04
Gain on sales of subsidiaries and investments, net (2)	101,485	62,109.19
Loss on investment write-downs	(2,334)	(1,428)	–
Other non-operating gain	5,881	3,599.01
State income tax settlement adjustment (3)	–	3,003.01

Total non-operating items	$ 128,528	$ 81,662	$ .25

(1)	Gain on derivatives and related investments relates to the net change in fair values of the Company's PHONES derivatives and related Time Warner shares.

(2)

Gain on sales of subsidiaries and investments in the third quarter of 2002 relates primarily to the divestiture of two Denver radio stations, KOSI-FM and KEZW-AM, which were exchanged for the assets of two television stations, WTTV, Indianapolis, and its satellite station WTTK, Kokomo, Indiana, from Sinclair Broadcast Group.

(3)

In the third quarter of 2002, the Company reduced its state income tax expense and liabilities by a total of $9 million, net of federal taxes, as a result of favorably resolving certain state income tax issues. The portion applicable to non-operating items was $3 million.

(D)

Diluted EPS was computed assuming that the Series B convertible preferred shares were converted into common shares. The LYONs were redeemed on June 23, 2003, and therefore, are not included in the third quarter 2003 calculation. Also, weighted average common shares outstanding was adjusted for the dilutive effect of stock options. The Company has certain other convertible securities which were not included in the calculation of diluted EPS because their effects were antidilutive. Following are the calculations for the third quarter:

	Third Quarter
	2003	2002
Net income	$ 182,312	$ 236,805
Additional ESOP contribution required assuming Series B
preferred shares were converted, net of tax	(2,379)	(2,165)
Dividends for Series C, D-1 and D-2 preferred stock	(2,063)	(2,112)
LYONs interest expense, net of tax	–	1,541

Adjusted net income	$ 177,870	$ 234,069

Weighted average common shares outstanding	313,080	302,343
Assumed conversion of Series B preferred shares into common	15,721	16,945
Assumed exercise of stock options, net of common
shares assumed repurchased	6,030	5,136
Assumed conversion of LYONs debt securities	–	7,014

Adjusted weighted average common
shares outstanding	334,831	331,438

Diluted earnings per share	$ .53	$ .71

(E)	The number of common shares outstanding, in thousands, at Sept. 28, 2003 was 311,667.

TRIBUNE COMPANY
THREE QUARTERS RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	THREE QUARTERS (A)
	2003	2002	% Change
OPERATING REVENUES	$ 4,125,196	$ 3,954,685	4.3
OPERATING EXPENSES BEFORE RESTRUCTURING CHARGES	3,165,105	3,037,719	4.2

OPERATING PROFIT BEFORE RESTRUCTURING CHARGES (B)	960,091	916,966	4.7
Restructuring Charges (C)	–	(27,253)	(100.0)

OPERATING PROFIT	960,091	889,713	7.9

Net Loss on Equity Investments	(6,695)	(51,903)	(87.1)
Interest Income	5,074	6,444	(21.3)
Interest Expense	(150,273)	(161,258)	(6.8)
Non-Operating Items (D)	95,497	(17,242)	NM

Income Before Income Taxes and Cumulative Effect of Change
in Accounting Principle	903,694	665,754	35.7

Income Taxes	(350,728)	(250,722)	39.9

Income Before Cumulative Effect of Change in Accounting Principle	552,966	415,032	33.2

Cumulative Effect of Change in Accounting Principle, net of tax (E)	–	(165,587)	(100.0)

NET INCOME	552,966	249,445	NM

Preferred Dividends, net of tax	(18,450)	(18,771)	(1.7)

Net Income Attributable to Common Shares	$ 534,516	$ 230,674	NM

EARNINGS PER SHARE
Basic:
Before cumulative effect of change in accounting principle, net	$ 1.72	$ 1.32	30.3
Cumulative effect of change in accounting principle, net	–	(.55)	(100.0)

Total	$ 1.72	$ .77	NM

Diluted:
Before cumulative effect of change in accounting principle, net	$ 1.61	$ 1.23	30.9
Cumulative effect of change in accounting principle, net	–	(.50)	(100.0)

Total (F)	$ 1.61	$ .73	NM

DIVIDENDS PER COMMON SHARE	$ .33	$ .33	–

Weighted Average Common Shares Outstanding (G)	310,192	300,915	3.1

(A)	2003 first three quarters: Dec. 30, 2002 to Sept. 28, 2003. (39 weeks) 2002 first three quarters: Dec. 31, 2001 to Sept. 29, 2002. (39 weeks)

(B)

Operating profit excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company’s chief operating decision maker, as defined by Financial Accounting Standard No. 131, “Segment Reporting,” to make decisions about resources to be allocated to a segment and assess its performance.

(C)

In the first quarter of 2002, the Company recorded pretax restructuring charges of $27 million ($17 million after-tax) primarily for various cost reduction initiatives, which reduced diluted earnings per share by $.05.

(D)	The first three quarters of 2003 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Gain on derivatives and related investments (1)	$ 41,457	$ 25,372	$ .07
Gain on sales of subsidiaries and investments, net (2)	51,739	31,664.09
Loss on investment write-downs	(8,544)	(5,229)	(.01)
Other non-operating gain	10,845	6,623.02

Total non-operating items	$ 95,497	$ 58,430	$ .17

The first three quarters of 2002 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Loss on derivatives and related investments (1)	$ (118,448)	$ (72,490)	$ (.22)
Gain on sales of subsidiaries and investments, net (2)	105,194	64,379.20
Loss on investment write-downs	(9,869)	(6,040)	(.02)
Other non-operating gain	5,881	3,599.01
State income tax settlement adjustment (3)	–	3,003.01

Total non-operating items	$ (17,242)	$ (7,549)	$ (.02)

(1)	Gain (loss) on derivatives and related investments relates to the net change in fair values of the Company’s PHONES derivatives and related Time Warner shares.

(2)

For the first three quarters of 2003, gain on sales of subsidiaries and investments relates primarily to the divestiture of the assets of Denver radio station KKHK-FM, which were exchanged for the assets of KWBP-TV, Portland, Ore. For the first three quarters of 2002, gain on sales of subsidiaries and investments relates primarily to the divestiture of two Denver radio stations, KOSI-FM and KEZW-AM, which were exchanged for the assets of two television stations, WTTV, Indianapolis, and its satellite station WTTK, Kokomo, Indiana, from Sinclair Broadcast Group.

(3)

In the third quarter of 2002, the Company reduced its state income tax expense and liabilities by a total of $9 million, net of federal taxes, as a result of favorably resolving certain state income tax issues. The portion applicable to non-operating items was $3 million.

(E)

As a result of initially applying the new impairment provisions of FAS 142, “Goodwill and Other Intangible Assets,” the Company recorded a pretax charge of $271 million ($166 million after-tax) in the first quarter of 2002, which decreased diluted EPS by $.50. This cumulative effect relates to certain of the Company’s newspaper mastheads, a FCC license and a television network affiliation agreement.

(F)

Diluted EPS was computed assuming that the Series B convertible preferred shares and the LYONs debt securities were converted into common shares. The LYONs were redeemed on June 23, 2003; therefore, a weighted average portion was used in the first three quarters 2003 calculation. Also, weighted average common shares outstanding was adjusted for the dilutive effect of stock options. The Company has certain other convertible securities which were not included in the calculation of diluted EPS because their effects were antidilutive. Following are the calculations for the first three quarters:

	Three Quarters
	2003	2002
Net income	$ 552,966	$ 249,445
Additional ESOP contribution required assuming Series B
preferred shares were converted, net of tax	(7,235)	(7,123)
Dividends for Series C, D-1 and D-2 preferred stock	(6,189)	(6,142)
LYONs interest expense, net of tax	2,884	4,666

Adjusted net income	$ 542,426	$ 240,846

Weighted average common shares outstanding	310,192	300,915
Assumed conversion of Series B preferred shares into common	15,972	16,945
Assumed exercise of stock options, net of common
shares assumed repurchased	6,589	6,083
Assumed conversion of LYONs debt securities	4,282	7,122

Adjusted weighted average common
shares outstanding	337,035	331,065

Diluted earnings per share	$ 1.61	$ .73

(G)	The number of common shares outstanding, in thousands, at Sept. 28, 2003 was 311,667.

TRIBUNE COMPANY
BUSINESS SEGMENT DATA (Unaudited)
(In thousands)

	THIRD QUARTER			THREE QUARTERS
	2003	2002	% Change	2003	2002	% Change
PUBLISHING
Operating Revenues	$ 966,378	$ 946,990	2.0	$2,953,596	$2,881,915	2.5
Cash Operating Expenses (A)	(730,003)	(704,474)	3.6	(2,195,736)	(2,141,265)	2.5

Operating Cash Flow (B) (C)	236,375	242,516	(2.5)	757,860	740,650	2.3
Depreciation and Amortization Expense	(43,790)	(43,453)	0.8	(133,022)	(129,515)	2.7

Operating Profit before Restructuring Charges (C)	192,585	199,063	(3.3)	624,838	611,135	2.2
Restructuring Charges	–	–	–	–	(24,923)	(100.0)

Total Operating Profit (C)	$ 192,585	$ 199,063	(3.3)	$ 624,838	$ 586,212	6.6

BROADCASTING AND ENTERTAINMENT
Operating Revenues
Television	$ 326,637	$ 309,953	5.4	$ 969,744	$ 882,154	9.9
Radio/Entertainment	92,508	83,551	10.7	201,856	190,616	5.9

Total Operating Revenues	419,145	393,504	6.5	1,171,600	1,072,770	9.2

Cash Operating Expenses (A)
Television	(195,321)	(177,975)	9.7	(578,733)	(530,628)	9.1
Radio/Entertainment	(78,396)	(67,632)	15.9	(183,945)	(168,891)	8.9

Total Cash Operating Expenses	(273,717)	(245,607)	11.4	(762,678)	(699,519)	9.0

Operating Cash Flow (B) (C)
Television	131,316	131,978	(0.5)	391,011	351,526	11.2
Radio/Entertainment	14,112	15,919	(11.4)	17,911	21,725	(17.6)

Total Operating Cash Flow	145,428	147,897	(1.7)	408,922	373,251	9.6

Depreciation and Amortization Expense
Television	(10,368)	(9,866)	5.1	(31,895)	(29,609)	7.7
Radio/Entertainment	(1,397)	(1,531)	(8.8)	(4,147)	(4,618)	(10.2)

Total Depreciation and Amortization Expense	(11,765)	(11,397)	3.2	(36,042)	(34,227)	5.3

Operating Profit (C)
Television	120,948	122,112	(1.0)	359,116	321,917	11.6
Radio/Entertainment	12,715	14,388	(11.6)	13,764	17,107	(19.5)

Total Operating Profit before
Restructuring Charges (C)	133,663	136,500	(2.1)	372,880	339,024	10.0
Restructuring Charges	–	–	–	–	(1,087)	(100.0)

Total Operating Profit	$ 133,663	$ 136,500	(2.1)	$ 372,880	$ 337,937	10.3

CORPORATE EXPENSES
Operating Cash Flow (B) (C)	$ (11,564)	$ (12,707)	(9.0)	$ (36,041)	$ (31,327)	15.0
Depreciation and Amortization Expense	(521)	(666)	(21.8)	(1,586)	(1,866)	(15.0)

Operating Loss before Restructuring Charges (C)	(12,085)	(13,373)	(9.6)	(37,627)	(33,193)	13.4
Restructuring Charges	–	–	–	–	(1,243)	(100.0)

Total Operating Loss (C)	$ (12,085)	$ (13,373)	(9.6)	$ (37,627)	$ (34,436)	9.3

CONSOLIDATED
Operating Revenues	$1,385,523	$1,340,494	3.4	$4,125,196	$3,954,685	4.3
Cash Operating Expenses (A)	(1,015,284)	(962,788)	5.5	(2,994,455)	(2,872,111)	4.3

Operating Cash Flow (B) (C)	370,239	377,706	(2.0)	1,130,741	1,082,574	4.4
Depreciation and Amortization Expense	(56,076)	(55,516)	1.0	(170,650)	(165,608)	3.0

Operating Profit before Restructuring Charges (C)	314,163	322,190	(2.5)	960,091	916,966	4.7
Restructuring Charges	–	–	–	–	(27,253)	(100.0)

Total Operating Profit (C)	$ 314,163	$ 322,190	(2.5)	$ 960,091	$ 889,713	7.9

(A)

Cash operating expenses exclude restructuring charges. The Company uses cash operating expenses to evaluate internal performance. The Company has presented cash operating expenses because it is a common measure used by rating agencies, financial analysts and investors. Cash operating expense is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Following is a reconciliation of operating expenses to cash operating expenses for the third quarter of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 773,793	$ 285,482	$ 12,085	$ 1,071,360
Less: depreciation and amortization expense	43,790	11,765	521	56,076

Cash operating expenses	$ 730,003	$ 273,717	$ 11,564	$ 1,015,284

Following is a reconciliation of operating expenses to cash operating expenses for the third quarter of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 747,927	$ 257,004	$ 13,373	$ 1,018,304
Less: depreciation and amortization expense	43,453	11,397	666	55,516

Cash operating expenses	$ 704,474	$ 245,607	$ 12,707	$ 962,788

Following is a reconciliation of operating expenses to cash operating expenses for the first three quarters of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 2,328,758	$ 798,720	$ 37,627	$ 3,165,105
Less: depreciation and amortization expense	133,022	36,042	1,586	170,650

Cash operating expenses	$ 2,195,736	$ 762,678	$ 36,041	$ 2,994,455

Following is a reconciliation of operating expenses before restructuring charges to cash operating expenses for the first three quarters of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses before restructuring charges	$ 2,270,780	$ 733,746	$ 33,193	$ 3,037,719
Less: depreciation and amortization expense	129,515	34,227	1,866	165,608

Cash operating expenses	$ 2,141,265	$ 699,519	$ 31,327	$ 2,872,111

(B)

Operating cash flow is defined as operating profit before restructuring charges and depreciation and amortization. The Company uses operating cash flow along with operating profit and other measures to evaluate the financial performance of the Company’s business segments. The Company has presented operating cash flow because it is a common alternative measure of financial performance used by rating agencies, financial analysts and investors. These groups use operating cash flow along with other measures as a way to estimate the value of a company. The Company's definition of operating cash flow may not be consistent with that of other companies. Operating cash flow does not represent cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(C)

Operating profit for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company’s chief operating decision maker, as defined by Financial Accounting Standard No. 131, “Segment Reporting,” to make decisions about resources to be allocated to a segment and assess its performance.

Following is a reconciliation of operating profit (loss) to operating cash flow for the third quarter of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 192,585	$ 133,663	$ (12,085)	$ 314,163
Add back: depreciation and amortization expense	43,790	11,765	521	56,076

Operating cash flow	$ 236,375	$ 145,428	$ (11,564)	$ 370,239

Following is a reconciliation of operating profit (loss) to operating cash flow for the third quarter of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 199,063	$ 136,500	$ (13,373)	$ 322,190
Add back: depreciation and amortization expense	43,453	11,397	666	55,516

Operating cash flow	$ 242,516	$ 147,897	$ (12,707)	$ 377,706

Following is a reconciliation of operating profit (loss) to operating cash flow for the first three quarters of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 624,838	$ 372,880	$ (37,627)	$ 960,091
Add back: depreciation and amortization expense	133,022	36,042	1,586	170,650

Operating cash flow	$ 757,860	$ 408,922	$ (36,041)	$1,130,741

Following is a reconciliation of operating profit (loss) to operating cash flow for the first three quarters of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 586,212	$ 337,937	$ (34,436)	$ 889,713
Add back: restructuring charges	24,923	1,087	1,243	27,253

Operating profit (loss) before restructuring charges	$ 611,135	$ 339,024	$ (33,193)	$ 916,966
Add back: depreciation and amortization expense	129,515	34,227	1,866	165,608

Operating cash flow	$ 740,650	$ 373,251	$ (31,327)	$ 1,082,574

TRIBUNE COMPANY
SUMMARY OF REVENUES (Unaudited)
For Third Quarter Ended September 28, 2003
(In thousands)

	Third Quarter (13 weeks)			Year-to-Date (39 weeks)
	2003	2002	% Change	2003	2002	% Change
Publishing
Advertising
Retail	$ 302,928	$ 296,117	2.3	$ 921,562	$ 896,405	2.8
National	173,657	163,717	6.1	558,788	519,609	7.5
Classified	261,832	260,411	0.5	778,144	783,734	(0.7)

Sub-Total (A)	738,417	720,245	2.5	2,258,494	2,199,748	2.7
Circulation	163,187	165,906	(1.6)	498,359	501,450	(0.6)
Other	64,774	60,839	6.5	196,743	180,717	8.9

Segment Total (B) (C)	966,378	946,990	2.0	2,953,596	2,881,915	2.5

Broadcasting & Entertainment
Television (D)	326,637	309,953	5.4	969,744	882,154	9.9
Radio/Entertainment	92,508	83,551	10.7	201,856	190,616	5.9

Segment Total (E)	419,145	393,504	6.5	1,171,600	1,072,770	9.2

Consolidated Revenues (F)	$1,385,523	$1,340,494	3.4	$4,125,196	$3,954,685	4.3

(A)	Interactive advertising revenues for 2003 and 2002 have been reclassified into the appropriate publishing categories: retail, national and classified.

(B)	Publishing revenues for 2002 have been reclassified to conform with the 2003 presentation. There was no effect on total revenues.

(C)

Includes Chicago magazine, acquired in August 2002. Excluding this acquisition, publishing revenues increased 1.9% for the quarter and 2.2% for the year-to-date. Excluding this acquisition, retail revenues increased 1.9%, national revenues increased 6.0% and total advertising revenues increased 2.4% for the quarter. Excluding this acquisition, retail revenues increased 2.2%, national revenues increased 7.5% and total advertising revenues increased 2.4% for the year-to-date.

(D)

Includes WTTV-TV, Indianapolis, acquired in July 2002, and KPLR-TV, St. Louis and KWBP-TV, Portland, both acquired in March 2003. Excluding these acquisitions, television revenues increased 2.1% for the quarter and 6.3% for the year-to-date.

(E)	Excluding acquisitions, broadcasting and entertainment revenues increased 3.9% for the quarter and 6.3% for the year-to-date.

(F)	Excluding acquisitions, consolidated revenues increased 2.5% for the quarter and 3.3% for the year-to-date.

TRIBUNE COMPANY
SUMMARY OF NEWSPAPER ADVERTISING VOLUME (Unaudited) (A)
For Third Quarter Ended September 28, 2003
(In thousands)

	Third Quarter (13 weeks)			Year-to-Date (39 weeks)
	2003	2002	% Change	2003	2002	% Change
Full Run
L.A. Times	621	595	4	1,903	1,850	3
Chicago Tribune	547	528	4	1,635	1,575	4
Newsday	396	394	1	1,143	1,192	(4)
Other Daily Newspapers (B)	3,359	3,293	2	10,131	9,963	2

Total	4,923	4,810	2	14,812	14,580	2

Part Run
L.A. Times	1,526	1,461	4	4,386	4,202	4
Chicago Tribune	1,424	1,448	(2)	4,224	4,092	3
Newsday	452	404	12	1,374	1,252	10
Other Daily Newspapers (B)	1,451	1,442	1	4,569	4,548	–

Total	4,853	4,755	2	14,553	14,094	3

Total Advertising Inches
Full Run
Retail	1,397	1,422	(2)	4,274	4,400	(3)
National	893	818	9	2,787	2,563	9
Classified	2,633	2,570	2	7,751	7,617	2

Sub-Total	4,923	4,810	2	14,812	14,580	2
Part Run	4,853	4,755	2	14,553	14,094	3

Total	9,776	9,565	2	29,365	28,674	2

Preprint Pieces
L.A. Times	725,422	649,577	12	2,151,209	1,957,798	10
Chicago Tribune	799,220	727,395	10	2,384,989	2,205,149	8
Newsday	639,317	670,612	(5)	2,028,550	1,994,581	2
Other Daily Newspapers (B)	881,895	860,946	2	2,745,373	2,614,486	5

Total	3,045,854	2,908,530	5	9,310,121	8,772,014	6

(A)

Volume for 2002 has been modified to conform with the 2003 presentation. Volume is based on preliminary internal data, which may be updated in subsequent reports. Advertising volume is presented only for daily newspapers.

(B)	Other daily newspapers include The Baltimore Sun, South Florida Sun-Sentinel, Orlando Sentinel, The Hartford Courant, The Morning Call, Daily Press, The Advocate and Greenwich Time.

TRIBUNE COMPANY
SUMMARY OF REVENUES (Unaudited)
For Period 9 Ended September 28, 2003
(In thousands)

	Period 9 (4 weeks)			Year-to-Date (39 weeks)
	2003	2002	% Change	2003	2002	% Change
Publishing
Advertising
Retail	$96,761	$95,805	1.0	$ 921,562	$ 896,405	2.8
National	58,618	54,547	7.5	558,788	519,609	7.5
Classified	85,770	85,044	0.9	778,144	783,734	(0.7)

Sub-Total (A)	241,149	235,396	2.4	2,258,494	2,199,748	2.7
Circulation	50,756	51,752	(1.9)	498,359	501,450	(0.6)
Other	22,236	20,838	6.7	196,743	180,717	8.9

Segment Total (B) (C)	314,141	307,986	2.0	2,953,596	2,881,915	2.5

Broadcasting & Entertainment
Television (D)	110,744	102,406	8.1	969,744	882,154	9.9
Radio/Entertainment	28,831	23,903	20.6	201,856	190,616	5.9

Segment Total (E)	139,575	126,309	10.5	1,171,600	1,072,770	9.2

Consolidated Revenues (F)	$453,716	$434,295	4.5	$4,125,196	$3,954,685	4.3

(A)	Interactive advertising revenues for 2003 and 2002 have been reclassified into the appropriate publishing categories: retail, national and classified.

(B)	Publishing revenues for 2002 have been reclassified to conform with the 2003 presentation. There was no effect on total revenues.

(C)

Includes Chicago magazine, acquired in August 2002. Excluding this acquisition, publishing revenues increased 2.2% for the year-to-date. Excluding this acquisition, retail revenues increased 2.2%, national revenues increased 7.5% and total advertising revenues increased 2.4% for the year-to-date.

(D)

Includes WTTV-TV, Indianapolis, acquired in July 2002, and KPLR-TV, St. Louis and KWBP-TV, Portland, both acquired in March 2003. Excluding these acquisitions, television revenues increased 4.7% for the period and 6.3% for the year-to-date.

(E)	Excluding acquisitions, broadcasting and entertainment revenues increased 7.7% for the period and 6.3% for the year-to-date.

(F)	Excluding acquisitions, consolidated revenues increased 3.7% for the period and 3.3% for the year-to-date.

TRIBUNE COMPANY
SUMMARY OF NEWSPAPER ADVERTISING VOLUME (Unaudited) (A)
For Period 9 Ended September 28, 2003
(In thousands)

	Period 9 (4 weeks)			Year-to-Date (39 weeks)
	2003	2002	% Change	2003	2002	% Change
Full Run
L.A. Times	203	186	9	1,903	1,850	3
Chicago Tribune	178	171	4	1,635	1,575	4
Newsday	131	129	2	1,143	1,192	(4)
Other Daily Newspapers (B)	1,065	1,065	–	10,131	9,963	2

Total	1,577	1,551	2	14,812	14,580	2

Part Run
L.A. Times	494	455	9	4,386	4,202	4
Chicago Tribune	504	490	3	4,224	4,092	3
Newsday	143	131	9	1,374	1,252	10
Other Daily Newspapers (B)	463	458	1	4,569	4,548	–

Total	1,604	1,534	5	14,553	14,094	3

Total Advertising Inches
Full Run
Retail	445	458	(3)	4,274	4,400	(3)
National	301	275	9	2,787	2,563	9
Classified	831	818	2	7,751	7,617	2

Sub-Total	1,577	1,551	2	14,812	14,580	2
Part Run	1,604	1,534	5	14,553	14,094	3

Total	3,181	3,085	3	29,365	28,674	2

Preprint Pieces
L.A. Times	231,185	195,934	18	2,151,209	1,957,798	10
Chicago Tribune	251,194	232,175	8	2,384,989	2,205,149	8
Newsday	204,674	202,462	1	2,028,550	1,994,581	2
Other Daily Newspapers (B)	274,525	277,837	(1)	2,745,373	2,614,486	5

Total	961,578	908,408	6	9,310,121	8,772,014	6

(A)

Volume for 2002 has been modified to conform with the 2003 presentation. Volume is based on preliminary internal data, which may be updated in subsequent reports. Advertising volume is presented only for daily newspapers.

(B)	Other daily newspapers include The Baltimore Sun, South Florida Sun-Sentinel, Orlando Sentinel, The Hartford Courant, The Morning Call, Daily Press, The Advocate and Greenwich Time.